Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

AHPAC is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the business combination.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2018 combines the unaudited historical consolidated balance sheet of Organogenesis as of September 30, 2018 with the unaudited historical condensed consolidated balance sheet of AHPAC as of September 30, 2018, giving effect to the business combination and the private investment as if they had been consummated as of that date.

The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018 combines the unaudited historical consolidated statement of operations of Organogenesis for the nine months ended September 30, 2018 with the unaudited historical condensed consolidated statement of operations of AHPAC for the nine months ended September 30, 2018, giving effect to the business combination and the private investment as if they had occurred as of the beginning of the earliest period presented.

The following unaudited pro forma condensed combined income statement for the year ended December 31, 2017 combines the audited historical statement of operations of Organogenesis for the year ended December 31, 2017 with the audited historical statement of operations of AHPAC for the year ended December 31, 2017, giving effect to the business combination and the private investment as if they had occurred as of the beginning of the earliest period presented. In addition, the unaudited pro forma condensed combined income statement for the year ended December 31, 2017 includes adjustments to give effect to (i) Organogenesis’ acquisition of NuTech Medical on March 24, 2017, or the “NuTech Medical Acquisition,” and (ii) Organogenesis’ deconsolidation of certain entities that were consolidated under the variable interest entity guidance, or the “Deconsolidation,” on June 1, 2017. The effects of the NuTech Medical Acquisition and the Deconsolidation have been fully reflected in the consolidated balance sheet and the consolidated statement of operations of Organogenesis as of and for the nine months ended September 30, 2018.

The historical financial information of Organogenesis was derived from the unaudited consolidated financial statements of Organogenesis for the nine months ended September 30, 2018 and the audited consolidated financial statements of Organogenesis for the year ended December 31, 2017, included elsewhere in this joint proxy statement/prospectus. The historical financial information of AHPAC was derived from the unaudited condensed financial statements of AHPAC for the nine months ended September 30, 2018 and the audited financial statements of AHPAC for the year ended December 31, 2017, included elsewhere in this joint proxy statement/prospectus. This information should be read together with Organogenesis’ and AHPAC’s audited and unaudited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Organogenesis,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AHPAC,” and other financial information included elsewhere in this joint proxy statement/prospectus.

Description of the Transactions

Merger with AHPAC

As a result of the business combination, AHPAC will acquire Organogenesis. Subject to the terms of the Merger Agreement, holders of Organogenesis common stock immediately prior to the effective time of the merger will be entitled to receive 2.03 fully paid and non-assessable shares of ORGO Class A common stock for each share of Organogenesis common stock held by them.

The Private Investment

Concurrently with the signing of the Merger Agreement, AHPAC entered into a subscription with the PIPE Investors for the purchase and sale of 9,022,741 shares of ORGO Class A common stock and 4,100,000 PIPE warrants (the “equity financing”). The PIPE Investors also purchased, concurrently with the execution and delivery of the Merger Agreement in August 2018, 3,221,050 shares of Organogenesis common stock for an aggregate purchase price of $46 million (such subscription, collectively with the equity financing, the “private investment”). The purpose of the private investment is to fund the business combination and related transactions and for general corporate purposes.

Acquisition of NuTech Medical

On March 24, 2017, Organogenesis acquired NuTech Medical pursuant to the terms of the Agreement and Plan of Merger between Organogenesis, Prime Merger Sub, LLC, and NuTech Medical (the “Agreement”). The NuTech Medical Acquisition was accounted for as a business combination where Organogenesis was the acquirer and NuTech Medical the acquiree. To prepare the unaudited pro forma condensed combined financial statements, Organogenesis adjusted Nutech Medical’s assets and liabilities to their estimated fair values. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 gives pro forma effect to the acquisition as if it had been completed on January 1, 2017.

Deconsolidation of Real Estate Entities

Organogenesis has historically consolidated the accounts of Dan Road Associates, LLC, or Dan Road Associates, 85 Dan Road Associates, LLC, or 85 Dan Road Associates, and Canton 65 Dan Road Associates, LLC, or 65 Dan Road Associates, and together the Real Estate Entities, which were its variable interest entities requiring consolidation. The Real Estate Entities are all wholly owned by affiliates of Organogenesis and Organogenesis does not own any equity interest in any of the entities.

On June 1, 2017, the Real Estate Entities entered into amendments to their respective mortgage notes which resulted in the removal of the requirement that Organogenesis’ affiliates provide personal guarantees for the loans. As a result, Organogenesis determined the Real Estate Entities no longer met the definition of a variable interest entity, and accordingly, Organogenesis determined the Real Estate Entities were no longer required to be consolidated under the variable interest entity model. The Real Estate Entities were deconsolidated on June 1, 2017 and accordingly the consolidated balance sheet as of December 31, 2017 excludes all assets and liabilities of the Real Estate Entities. The results of operations for the year ended December 31, 2017 include the operations of the Real Estate Entities through the date of the Deconsolidation.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 exclude the Real Estate Entities, giving pro forma effect to the Deconsolidation as if it had been completed on January 1, 2017.

Accounting for the Merger

The business combination with AHPAC will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, AHPAC will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Organogenesis’ equity holders expecting to have a majority of the voting power of the combined company, Organogenesis comprising the ongoing operations of the combined entity, Organogenesis comprising a majority of the governing body of the combined company, and Organogenesis’ senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Organogenesis issuing stock for the net assets of AHPAC, accompanied by a recapitalization. The net assets of AHPAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Organogenesis.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the transactions described above, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the business combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Organogenesis and AHPAC have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information related to the merger with AHPAC has been prepared assuming that all AHPAC public stockholders exercise their redemption rights with respect to all AHPAC public shares (which would become shares of ORGO Class A common stock following the domestication) upon consummation of the business combination.

Included in the shares outstanding as presented in the pro forma condensed combined financial statements are 74,323,676 shares of ORGO Class A common stock to be issued to holders of Organogenesis common stock.

PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2018

(UNAUDITED)

(in thousands)

			Assuming Full Redemptions into Cash
	(A) Organogenesis	(B) AHPAC	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash	$25,768	$3	$316,284	(1)
			46,000	(2)
			(13,840)	(3)
			(34,780)	(5)
			(316,284)	(6)	$23,151
Restricted cash	119	—	—		119
Accounts receivable, net	28,956	—	—		28,956
Inventory	12,058	—	—		12,058
Prepaid expenses and other current assets	3,562	22			3,584
Total current assets	70,463	25	(2,620)		67,868
Property and equipment, net	41,056	—	—		41,056
Notes receivable from related parties	472	—	—		472
Intangible asets, net	27,008	—	—		27,008
Goodwill	25,539	—	—		25,539
Deferred tax assets	424	—	—		424
Cash and cash equivalents held in Trust Account	—	316,284	(316,284)	(1)	—
Other assets	662	—	—		662
Total assets	$165,624	$316,309	$(318,904)		$163,029
Liabilities, Redeemable Common Stock and
Stockholders’ Equity (Deficit)
Current liabilities:
Deferred acquisition consideration	$5,000	$—	$—		$5,000
Current portion of notes payable	6,537	—	—		6,537
Current portion of capital lease obligations	2,046	—	—		2,046
Accounts payable	18,585	—	(858)	(3)	17,727
Note payable to Sponsor	—	700	(700)	(3)	—
Accrued expenses and other current liabilities	27,550	7,310	(6,300)	(3)	28,560
Total current liabilities	59,718	8,010	(7,858)		59,870
Line of credit	20,234	—	—		20,234
Notes payable, net of current portion	13,489	—	—		13,489
Long-term debt—affiliates	70,178	—	(41,246)	(4)
			(28,932)	(5)	—
Due to affiliates	4,500	—	(4,500)	(4)	—
Warrant liability	2,537	—	—		2,537
Deferred rent, net of current portion	116	—	—		116
Capital lease obligations, net of current portion	10,750	—	—		10,750
Deferred underwriting commission	—	5,128	(5,128)	(3)	—
Other liabilities	1,572	—	(680)	(5)	892
Total liabilities	183,094	13,138	88,344		107,888
Redeemable common stock	6,762	—	—		6,762
Class A ordinary shares subject to possible redemption	—	298,171	(298,171)	(6)	—
Stockholders’ deficit:
Common stock	36	—	(36)	(7)	—
Class A common stock	—	—	1	(2)
			1	(4)
			7	(7)	9
Class B common stock	—	1	—		1
Additional paid-in capital	96,717	2,169	45,999	(2)
			45,745	(4)
			(2,169)	(6)
			(13,085)	(7)	175,376
Accumulated deficit	(120,985)	2,830	(854)	(3)
			(5,168)	(5)
			(15,944)	(6)
			13,114	(7)	(127,007)
Total stockholders’ equity (deficit)	(24,232)	5,000	67,611		48,379
Total liabilities, redeemable common stock and stockholders’ equity (deficit)	$165,624	$316,309	$(318,904)		$163,029

See accompanying notes to unaudited pro forma condensed combined financial information.

Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet

(in thousands, except share and per share amounts)

(A)	Derived from the unaudited consolidated balance sheet of Organogenesis as of September 30, 2018.

(B)	Derived from the unaudited condensed consolidated balance sheet of AHPAC as of September 30, 2018.

(1)	To reflect the release of cash from the cash and cash equivalents held in trust account.

(2)

To reflect the cancellation of 4,421,507 AHPAC Class B ordinary shares and the issuance and sale of 9,022,741 shares of ORGO Class A common stock to the PIPE Investors pursuant to a subscription agreement for an aggregate purchase price of $46,000, concurrent with the completion of the business combination.

(3)	To reflect the payment of estimated legal, deferred underwriting financial advisory and other professional fees related to the business combination.

(4)

To record the issuance of 6,502,679 shares of ORGO Class A common stock at a per share price of $7.035 upon conversion of $45,746 of aggregate outstanding principal of certain indebtedness of Organogenesis at the effective time of the business combination.

(5)

To record a payment of $34,780 for outstanding principal, accrued loan fees and accrued interest related to certain subordinated indebtedness of Organogenesis at the effective time of the business combination.

(6)	Assumes the full redemption of all outstanding AHPAC public shares for cash by the AHPAC public shareholders, with $316,284 being paid out in cash.

(7)

To reflect recapitalization of Organogenesis through the contribution of all share capital of Organogenesis to AHPAC and the issuance by AHPAC of 74,323,676 shares of ORGO Class A common stock and the elimination of the historical accumulated deficit of AHPAC, the accounting acquiree.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

(UNAUDITED)

(in thousands, except share and per share amounts)

			Assuming Full Redemptions into Cash
	(A) Organogenesis	(B) AHPAC	Pro Forma Adjustments		Pro Forma Statement of Operations
Total revenue	$129,850	$—	$—		$129,850
Cost of revenues	51,298	—	—		51,298
Gross profit	78,552	—	—		78,552
Operating expenses:
Operating costs	—	4,350	(3,600)	(4)	750
Selling, general and administrative	114,483	—	(748)	(4)	113,735
Research and development	7,651	—	—		7,651
Write off of deferred offering costs	3,494	—	—		3,494
Total operating expenses	125,628	4,350	(4,348)		125,630
Loss from operations	(47,076)	(4,350)	4,348		(47,078)
Other income (expense), net:
Interest expense	(8,190)	—	3,037	(2)	(5,153)
Gain on extinguishment of deferred underwriting fee payable	—	5,722	(5,722)	(3)	—
Interest/dividend income	59	3,786	(3,786)	(1)	59
Change in fair value of warrants	(299)	—	—		(299)
Other income (expense), net	12	—	—		12
Total other income (expense), net	(8,418)	9,508	(6,471)		(5,381)
Net loss before income taxes	(55,494)	5,158	(2,123)		(52,459)
Income tax (expense) benefit	(82)	—	—		(82)
Net income (loss)	$(55,576)	$5,158	$(2,123)		$(52,541)
Net loss per share—basic and diluted	$(1.69)	$0.16			$(0.58)
Weighted average common shares outstanding—basic and diluted	32,879,751	9,776,196	80,735,345	(5)	90,511,541

See accompanying notes to unaudited pro forma condensed combined financial information.

Pro Forma Adjustments to the Unaudited Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2018

(in thousands, except share and per share amounts)

(A)	Derived from the unaudited consolidated statement of operations of Organogenesis for the nine months ended September 30, 2018.

(B)	Derived from the unaudited condensed statement of operations of AHPAC for the nine months ended September 30, 2018.

(1)	Represents an adjustment to eliminate interest/dividend income on cash equivalents held in the trust account as of the beginning of the period.

(2)	Represents an adjustment to eliminate interest expense on indebtedness of Organogenesis that was either repaid or converted to equity in connection with the business combination.

(3)

To reverse the gain on extinguishment of deferred underwriting fee payable that was negotiated in connection with the business combination, as it is assumed that the gain would have been reflected in the period prior to the pro forma closing date of the business combination, or January 1, 2017.

(4)

To reverse transaction related expenses recorded by each of AHPAC and Organogenesis during 2018, as it is assumed that these costs would have been reflected in the period prior to the pro forma closing date of the business combination, or January 1, 2017.

(5)

As the business combination and the private investment are being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the business combination and the private investment have been outstanding for the entire period presented. Because all of the AHPAC public shares have been redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period. Weighted average common shares outstanding—basic and diluted are calculated as follows:

Weighted average shares calculation—basic and diluted	Nine Months Ended September 30, 2018
AHPAC weighted average public shares outstanding	9,776,196
Cancellation of AHPAC Class B ordinary shares in connection with closing of the equity financing	(6,046,736)
Issuance of ORGO Class A common stock in connection with closing of equity financing	9,022,741
Issuance of ORGO Class A common stock in connection with Business Combination (excluding shares issued to holders of Organogenesis redeemable common stock)	73,595,128
Issuance of ORGO Class A common stock in connection with conversion of outstanding indebtdedness of Organogenesis	6,502,679
Redemption of Class A common shares included in AHPAC weighted average public shares outstanding	(2,338,467)
Weighted average shares outstanding	90,511,541

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2017

(UNAUDITED)

(in thousands, except share and per share amounts)

								Assuming Full Redemptions into Cash
	Historical									Pro Forma
	(A) Organogenesis	(B) NuTech Medical	Pro Forma Adjustments	Note	Deconsolidation of Real Estate Entities (f)	Organogenesis Pro Forma	(C) AHPAC	Pro Forma Adjustments		Statement of Operations
Total revenue	$198,508	$5,669	$—		$—	$204,177	$—	$—		$204,177
Cost of revenues	61,220	1,373	—		258	62,851	—	—		62,851
Gross profit	137,288	4,296	—		(258)	141,326	—	—		141,326
Operating expenses:
Formation and operating costs	—	—	—		—	—	4,592	—		4,592
Selling, general and administrative	133,717	4,830	(719)	(a)(b)(c)	184	138,012	—	—		138,012
Research and development	9,065	897	—		—	9,962	—	—		9,962
Transaction costs	—	—	—		—	—	—	—		—
Total operating expenses	142,782	5,727	(719)		184	147,974	4,592	—		152,566
Loss from operations	(5,494)	(1,431)	719		(442)	(6,648)	(4,592)	—		(11,240)
Other income (expense), net:
Interest expense	(8,139)	(17)	(66)	(d)	(471)	(8,693)	—	3,310	(2)	(5,383)
Interest/dividend income	129	—	—		(18)	111	2,498	(2,498)	(1)	111
Other income (expense), net	(1,046)	—	—		6	(1,040)	—	—		(1,040)
Total other income (expense), net	(9,056)	(17)	(66)		(483)	(9,622)	2,498	812		(6,312)
Net loss before income taxes	(14,550)	(1,448)	653		(925)	(16,270)	(2,094)	812		(17,552)
Income tax (expense) benefit	7,025	—	—		—	7,025	—	—		7,025
Net income (loss)	(7,525)	(1,448)	653		(925)	(9,245)	(2,094)	812		(10,527)
Net income attributable to noncontrolling interest in affiliates	863	—	—		(863)	—	—	—		—
Net loss attributable to Organogenesis, Inc.	$(8,388)	$(1,448)	$653		$(62)	$(9,245)	$(2,094)	$812		$(10,527)
Net loss per share—basic and diluted	$(0.28)					$(0.31)	$(0.48)			$(0.12)
Weighted average common shares outstanding—basic and diluted	31,466,384		81,611	(e)		31,547,995	9,334,687	81,176,854	(3)	90,511,541

See accompanying notes to unaudited pro forma condensed combined financial information.

Pro Forma Adjustments to the Unaudited Condensed Combined Statement of Operations

For the Year Ended December 31, 2017

(in thousands, except share and per share amounts)

(A)                               Derived from the audited consolidated statement of operations of Organogenesis for the year ended December 31, 2017.

(B)                               Derived from the unaudited statement of operations of NuTech Medical, Inc. for the period January 1, 2017 through March 23, 2017.

(C)                               Derived from the audited consolidated statement of operations of AHPAC for the year ended December 31, 2017.

(a)                                 To reverse amortization expense reflected in the historical financial statements of NuTech Medical. Assuming the transaction had been completed as of January 1, 2017, the amortization related to historic NuTech Medical intangibles would have been replaced with amortization of identifiable intangible assets from the date of acquisition. See adjustment (b) for inclusion of amortization related to the acquired intangible assets.

(b)                                 To record amortization expense based on the estimated fair value of identifiable intangible assets. Acquired intangible assets of $20.4 million consist of trade names, trademarks, developed technology, independent sales agency network, and a non-compete agreement. These assets are being amortized on a non-straight-line basis and the method of amortization reflects the pattern in which the economic benefits of the intangible assets are to be consumed.

The components of the acquired intangible assets were as follows:

(in thousands, except estimated life) Intangible Asset—by Category	Value	Estimated life
Developed technology	$14,100	10 - 12 years
Trade names and trademarks	1,550	10 - 12 years
Independent Sales Agency Network	4,500	3 years
Non-Compete Agreement	260	5 years
Total	$20,410

The adjustment to reflect amortization of acquired intangible assets was comprised of the following:

(in thousands)		Year ended December 31, 2017
Technology	Selling, general and administrative	$112
Trade names and trademarks	Selling, general and administrative	30
Independent Sales Agency Network	Selling, general and administrative	316
Non-Compete Agreement	Selling, general and administrative	9
		$467

Amortization expense is recognized over a period in which we expect to receive the economic benefit from the assets. Amortization expense for the next five fiscal years is as follows:

(in thousands)	Amortization
2018	$2,052
2019	4,376
2020	1,575
2021	1,640
2022	1,630

(c)                                  To reverse $1.1 million of transaction costs reflected in the historical financial statements of Organogenesis and NuTech Medical in the year ended December 31, 2017. Assuming that the Transactions had been completed as of January 1, 2017, the transaction costs would have been expensed in the prior period.

(d)                                 To reflect incremental interest expense for the period ended March 24, 2017 in the year ended December 31, 2017 associated with the $7.5 million of notes issued in connection with the NuTech Medical Acquisition on March 24, 2017, which assumes the notes would have been issued as of January 1, 2017. Pro forma interest expense was calculated using an interest rate of 6%.

(e)                                  The pro forma combined basic and diluted net loss from continuing operations per share has been adjusted to reflect the pro forma combined net loss for the year ended December 31, 2017. In addition, the numbers of shares used in calculating the pro forma combined basic and diluted net loss per share have been adjusted to reflect the estimated total number of shares of common stock of the combined company that would be outstanding as of the closing of the Transactions. The total number of shares of Organogenesis common stock issued to the NuTech Medical stockholder in connection with the NuTech Medical Acquisition was 1,794,455. However, 1,076,673 of these shares are excluded from the pro forma weighted average shares outstanding as they are subject to forfeiture pursuant to the terms of the Agreement. The Company will include these shares in its calculation of earnings per share once the forfeiture contingency period expires. The following table sets forth the calculation of the basic and diluted shares used to compute pro forma net loss from continuing operations per common share:

Year Ended December 31, 2017
Numerator:
Pro forma net loss	$(9,245)
Less: Accretion of redeemable common shares	423
Pro forma net loss attributable to common shareholders—basic and diluted	(9,668)
Denominator:
Weighted-average number of common shares used in earnings (loss) per share—basic and diluted	31,466,384
Total shares of Organogenesis common stock issued to NuTech stockholders(1)	81,611
Pro forma weighted-average number of common shares used in pro forma net loss per share—basic and diluted	31,547,995
Pro forma net loss per share—basic and diluted	$(0.31)

(1)                                 Excludes shares subject to unvested outstanding stock options and puttable shares of redeemable common stock.

(f)                                   To reflect the Deconsolidation as if it occurred on January 1, 2017.

	Addition of Organogenesis costs previously eliminated	Removal of Real Estate Entities Operations	Deconsolidation of Real Estate Entities
Cost of revenue	$373	$(115)	$258
Research and development	—	—	—
Selling, general and administrative	198	(14)	184
Total expenses	571	(129)	442
Other income (expense), net:
Interest expense	(736)	265	(471)
Interest income	—	(18)	(18)
Other income (expense), net	—	6	6
Total other income (expense), net	(736)	253	(483)
Net loss and comprehensive loss	(1,307)	382	(925)
Net income from non-controlling interest in affiliates	—	863	863
Net loss attributable to Organogenesis Inc	$(1,307)	$1,245	$(62)

The effect of the Deconsolidation of the Real Estate Entities was to reduce depreciation on specific assets, mortgage interest and other operating costs of the Real Estate Entities and the recognition of interest expense and depreciation associated with the capital leases that were previously eliminated in consolidation.

(1)                                 Represents an adjustment to eliminate interest /dividend income on cash equivalents held in the trust account as of the beginning of the period.

(2)                                 Represents an adjustment to eliminate interest expense on debt that was either repaid or converted to equity upon completion of the business combination.

(3)                                 As the business combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the business combination and the equity financing have been outstanding for the entire period presented. Because all of the AHPAC public shares have been redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period. Weighted average common shares outstanding—basic and diluted are calculated as follows:

Weighted average shares calculation—basic and diluted	Year Ended December 31, 2017
AHPAC weighted average public shares outstanding	9,334,687
Issuance of Organogenesis common stock in connection with closing of August private placement, as converted to ORGO Class A common stock at the exchange ratio of 2.03	6,538,732
Cancellation of AHPAC Class B ordinary shares in connection with closing of the equity financing	(6,359,007)
Issuance of ORGO Class A common stock in connection with closing of equity financing	9,022,741
Issuance of ORGO Class A common stock in connection with Business Combination (excluding shares issued to holders of Organogenesis redeemable common stock)	67,056,396
Issuance of ORGO Class A common stock in connection with conversion of outstanding indebtdedness of Organogenesis	6,502,679
Redemption of Class A common shares included in AHPAC weighted average public shares outstanding	(1,584,687)
Weighted average shares outstanding	90,511,541